EXHIBIT 10.73
THE DURIRON COMPANY, INC.
DEFERRED COMPENSATION PLAN
-for-
DIRECTORS
(AS AMENDED DECEMBER 9, 1987,
EFFECTIVE DECEMBER 31, 1987)
     1. PURPOSE OF THE PLAN. The purpose of this Deferred Compensation Plan (the “Plan”) is to provide a procedure whereby a member of the Board of Directors (a “Director”) of The Duriron Company, Inc. (the “Company”) may defer the payment of all or a specified part of the compensation payable to him for services as a Director (which, for the purpose of the Plan, shall include compensation for services as a member of a committee of the Board of Directors).
     2. AGREEMENT TO DEFER.
     (a) A Director may execute an agreement with the Company to defer the payment of all or a specified part of the compensation payable for services as a Director. An agreement to defer compensation shall be effective as of the first day of the next succeeding calendar quarter. In the case, however, of a person who has been elected to serve as a Director but whose term has not yet commenced, the agreement to defer shall be effective as of such date as may be specified in the agreement. In either such case, the agreement shall apply only to compensation payable for services rendered on or after the effective date of the agreement. The agreement to defer shall remain in effect until terminated or changed as provided in this Plan.
     (b) A Director may terminate any agreement to defer the payment of compensation relating to future services by giving notice of termination to the Company. A Director may change any agreement to defer the payment of compensation relating to future services either in the manner provided in the agreement or by executing a new agreement with the Company. Any such termination or change in the amount to be deferred shall be effective only with respect to compensation payable for services as a Director on or after the first day of the next succeeding calendar quarter.
     (c) A Director who has in effect an election to defer compensation under the Plan as in effect prior to January 1, 1988 and who desires to defer compensation relating to services on and after January 1, 1988, shall execute with the Company an agreement to defer.
     3. DIRECTORS’ ACCOUNTS.
     (a) The Company shall establish and maintain a separate account for each Director who has elected to defer compensation in which shall be recorded the amount of the Director’s deferred compensation pursuant to this Plan. The Company shall credit to each such account, as of the first day of each calendar quarter, interest on the amount then credited to such account (including all previous credits to such account by operation of this subparagraph (a)) computed at an annual rate which is equal to the composite bond yield for single A bonds, rounded to the nearest 1/10 of 1%, as published in the Standard & Poor’s Indexes of the Security Markets for the month last preceding the beginning of such calendar quarter.
     (b) Each Director’s account shall be solely a memorandum account, and title to and beneficial ownership of any amounts credited thereto shall at all times remain in the Company. The effect of a Director’s agreement to defer compensation is simply to create an unfunded and unsecured promise to pay deferred compensation to the Director, his estate or the Director’s beneficiaries, in accordance with the terms of the Plan. Nothing contained in the Plan and no deferral of payment pursuant to the Plan shall by itself create or be construed to create a trust of any kind, or a fiduciary relationship of any kind between the Company and any Director, his estate, or any beneficiary of such Director designated pursuant to paragraph 4(e), or any other person. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void.
     4. PAYMENT OF DEFERRED COMPENSATION.
     (a) A Director may receive payment of the total credited to his account (i) in one lump sum payment at the time he ceases to be a Director, or (ii) in equal annual installments during no more than the 10 calendar years commencing with the calendar year next following the calendar year in which he ceases to be a Director, or (iii) in a combination of such lump sum and annual installments. The method of receiving the amount credited to a Director’s account shall be specified in the agreement executed pursuant to paragraph 2.
     (b) Unless a different manner of payment is selected pursuant to (a) above, payment of the total amount credited to a Director’s account at the time he ceases to be a Director shall be paid to him in 10 equal annual installments.
     (c) The first annual installment payment, whether made pursuant to (a) or (b) above, shall be paid before the fifteenth business day of the calendar year first following the year in which the Director ceases to be a Director, and subsequent installments shall be paid before the fifteenth business day of each succeeding calendar year until the entire amount credited to the Director’s account shall have been paid.
     (d) To each installment payment there shall be added, and paid to the former Director, an amount equal to the interest credited, since the date of the last previous installment payment, to the former Director’s account pursuant to paragraph 3(a).
     (e) If all of the payments required by this paragraph 4 shall not have been made to a former Director prior to his death, then after his death such payments shall be made to such beneficiary or beneficiaries as he shall have designated by written notice delivered to the Secretary of the Company prior to his death or, failing such written notice, to his estate.
     (f) Notwithstanding the preceding provisions of this paragraph 4, if the total amount credited to a Director’s account at the time he ceases to be a Director is less than $10,000, payment of such amount shall be made to him in one lump sum at the time he ceases to be a Director.
     5. ADMINISTRATION. This Plan shall be administered by the Executive Committee of the Board of Directors. The decision of the Executive committee shall be final and binding with respect to the interpretation, construction or application of the Plan.

     6. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time. No amendment or termination of the Plan shall void an agreement already in effect for the then current calendar quarter or any preceding calendar quarter, nor adversely affect the right of a former Director, his estate or designated beneficiaries to payments in accordance with paragraph 4 of amounts credited to his account prior to such amendment or termination together with amounts credited thereto subsequent to such amendment or termination pursuant to paragraph 3(a).

12-3-87
FORM 1
THE DURIRON COMPANY, INC.
DEFERRED COMPENSATION AGREEMENT
          THIS AGREEMENT, made and entered into this                      day of December                     , 1987 and effective as of December 31, 1987, by and between THE DURIRON COMPANY, INC. (the “Company”) and                                                              (the “Director”), is hereby executed under the following circumstances:
     A. Under the Company’s Deferred Compensation Plan for Directors (the “Plan”) a director may defer payment of all or a specified part of the compensation payable to him for services as a director (“Director’s Compensation”).
     B. The Director has deferred and desires to continue to defer Director’s Compensation in accordance with the Plan.
     NOW, THEREFORE, the parties hereto agree as follows:
            1. Prior Deferrals. The Director has heretofore deferred Director’s Compensation with respect to the following periods of service:

Period	Method of
of Service	Payment Selected

          2. Election to Defer. The Director hereby elects to defer that percentage of the Director’s Compensation indicated on the election (the “Election”) attached hereto. (Director’s Compensation heretofore or hereafter deferred is hereinafter referred to as “Deferred Compensation.”) The Director may, by delivery of a revised Election to the Secretary of the Company, change the percentage to be deferred of Director’s Compensation payable for services rendered on or after the first day of the calendar quarter next succeeding delivery of the revised Election.

          3. Payment of Deferred Compensation. Payment of the Deferred Compensation shall be made, after the Director ceases to be a director, in the manner indicated on the Election, except that amounts referred to in Section 1 shall be paid as indicated therein. The Director may, by delivery of a revised Election to the Secretary of the Company, change the manner of payment of Director’s Compensation payable for services rendered on or after the first day of the calendar quarter next succeeding delivery of such revised Election. The Director may change his election with respect to the manner of payment of Deferred Compensation which shall have been earned prior to the change only with the consent of the Executive Committee of the Board of Directors in the event of unforeseen circumstances creating an economic hardship for the Director from events beyond the control of the Director.
          4. Payments upon Death. Any Deferred Compensation payable after the death of the Director shall be paid to the payee indicated on the Election. The Director may, by delivery of a revised Election to the Secretary of the Company, change the payee to whom such payment is to be made.
          5. Incorporation by Reference. The terms of the Plan are incorporated herein by reference and made a part of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have duly executed this Deferred Compensation Agreement as of the day and year first written above.

THE DURIRON COMPANY, INC.

By

Title

Director

12-3-87
THE DURIRON COMPANY, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
Director’s Election
          In accordance with the provisions of the Deferred Compensation Plan for Directors (the “Plan”) of The Duriron Company, Inc. (the “Company”), I elect:
     1. To defer                      % of all compensation payable to me for my services as a Director and as a member of a Committee of the Board of Directors of the Company which are rendered during the calendar quarter beginning                                          , 19                     and succeeding calendar quarters.
     2. To receive payment of the amount credited to my deferred compensation account in the following manner (I have lined out the methods not applicable):
     a. In equal annual installments during the ______  (not to exceed 10) calendar years commencing with the calendar year next following the calendar year in which I cease to be a Director.
     b. In one lump sum payment at the time I cease to be a Director.
     c. In the following combination of (i) a lump sum at the time I cease to be a Director and (ii) annual installments commencing with the calendar year next following the calendar year in which I cease to be a Director:
— $                                          in a lump sum.
— the balance in                      (not to exceed 10) equal annual installments.
     3. To have any payments required by paragraph 2 above which have not been made to me prior to my death, paid after my death to:

Date	Signature of Director
             The undersigned, Secretary of the Company, acknowledges receipt of the above election on                                          , 19                     .

Secretary